Exhibit (24)

WACHOVIA PREFERRED FUNDING CORP.

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA PREFERRED FUNDING CORP. (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr. and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

SIGNATURE	CAPACITY

/s/ G. KENNEDY THOMPSON	President, Chief Executive Officer and Director

G. Kennedy Thompson

/s/ ROBERT P. KELLY	Senior Executive Vice President and Chief Financial Officer

Robert P. Kelly

/s/ DAVID M. JULIAN	Senior Vice President and Corporate Controller (Principal Accounting Officer)

David M. Julian

/s/ JAMES E. ALWARD	Director

James E. Alward

/s/ JOEL J. GRIFFIN	Director

Joel J. Griffin

/s/ CHARLES F. JONES	Director

Charles F. Jones

March 28, 2003
Charlotte, North Carolina